UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2024

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 4.01	Change in Registrant's Certifying Accountant.

On January 3, 2024, Beam Global (the "Company") dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved the decision to dismiss RSM, and it has commenced a process to appoint a new independent registered public accounting firm for the Company. The Company has authorized RSM to respond fully to all inquiries of the successor auditors, including the material weaknesses described below.

During the two fiscal years ended December 31, 2023 and through the date of this report on Form 8-K, there were: (1) no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K, except that (A) for the fiscal years ended December 31, 2022 and December 31, 2021, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the years ended December 31, 2022 and December 31, 2021, respectively, as a result of the Company not having sufficient controls in place for the tracking and recording of inventory, which material weakness was also reflected in Item 4 of each of the Company’s quarterly reports on Form 10-Q filed by the Company since March 31, 2021, and (B) for the first quarter ended March 31, 2022, an additional material weakness existed in the Company’s internal control over financial reporting, as described in Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 relating to the effectiveness of controls for the valuation and calculation of the purchase price in connection with a prior business combination.

The audit reports of RSM on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided RSM with a copy of the foregoing disclosures and requested RSM to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company and Kathy McDermott, the Company’s former Chief Financial Officer, entered into a consulting agreement effective as of January 1, 2024, whereby Ms. McDermott will consult with the Company to assist and support the Company’s current Chief Financial Officer on an as-needed basis. The Company will pay Ms. McDermott $225 per hour for her consulting services. The consulting agreement will terminate on March 31, 2024 and may be extended by mutual agreement of the Company and Ms. McDermott.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from RSM US LLP to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (formatted in inline XBRL, and included in exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: January 8, 2024	By:	/s/ Lisa A. Potok
	Name:	Lisa A. Potok
	Title:	Chief Financial Officer

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